As filed with the Securities and Exchange Commission on November 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pyramid Oil Company

(Exact name of registrant as specified in its charter)

California	94-0787340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2008 - 21st Street

P.O. Box 832

Bakersfield, California 93302

(661) 325-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Herman

Interim Chief Executive Officer

Pyramid Oil Company

2008 – 21st Street

P.O. Box 832

Bakersfield, California 93302

(661) 325-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Marc Brown

TroyGould PC

1801 Century Park East

Suite 1600

Los Angeles, California 90067

Telephone: (310) 789-1269

Facsimile: (310) 789-1469

Approximate date of commencement of proposed sale to the public: From time to time, as determined by the registrant, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company
(Do not check if a smaller reporting company)

_____________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2) (3)
Common Stock, no par value Preferred Stock, no par value Warrants Units
Total			$30,000,000	$3,864

(1)	The securities registered by this registration statement may be sold separately, together with other securities registered hereunder, or as units consisting of a combination of common stock, preferred stock and/or warrants to purchase common stock or preferred stock. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D under the Securities Act of 1933, the number of shares, warrants or units of each class of securities registered hereunder is not specified. There is being registered hereunder an indeterminate amount of common stock, preferred stock, warrants to purchase common stock or preferred stock and units of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price per security and the maximum aggregate price per class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. However, in no event will the maximum aggregate offering price of all securities issued under this registration statement exceed $30,000,000.

(2)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	On December 21, 2009, the registrant filed a Registration Statement on Form S-3, Registration Statement No. 333-163885 (the “2009 Registration Statement”), and paid a filing fee of $1,426. The registrant did not sell any securities under the 2009 Registration Statement, which became effective on January 14, 2010. Pursuant to Rule 415(a)(5) under the Securities Act of 1933, the offering under the 2009 Registration Statement has terminated. Pursuant to Rule 457(p) under the Securities Act of 1993, the $1,426 filing fee paid by the registrant with respect to the 2009 Registration Statement is being offset against the filing fee of $3,864 that is due with respect to this registration statement and the registrant has paid the remaining $2,438 of such $3,864 filing fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of any offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2013

Prospectus

Pyramid Oil Company

$30,000,000

Common Stock

Preferred Stock

Warrants
Units

We may offer, issue and sell, from time to time and in one or more offerings, up to $30,000,000 in the aggregate of our common stock, preferred stock, warrants to purchase our common stock or preferred stock and/or units consisting of any combination of these securities. We will provide the specific terms of each offering of these securities, including the price and the type and amount of securities to be offered, issued and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer, issue and sell these securities directly to purchasers or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

Investing in our securities involves significant risks. See “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement for a discussion of the risks that you should consider before you invest in our securities.

Our common stock is traded on the NYSE MKT under the symbol “PDO.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on a national securities exchange or quoted on an automated quotation system. On October 31, 2013, the closing price for our common stock on the NYSE MKT was $5.28 per share. As of October 31, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $14,915,113, which was calculated based on 2,824,832 shares of outstanding common stock held by non-affiliates and on a closing price per share of $5.28 on October 31, 2013. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. During any 12-month period from and after the date of this prospectus, we will not sell securities in primary offerings under General Instruction I.B.6 of Form S-3 having an aggregate market value of more than one-third of our public float.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PYRAMID OIL COMPANY	2
RISK FACTORS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
THE SECURITIES THAT WE MAY OFFER	3
DESCRIPTION OF COMMON STOCK	3
DESCRIPTION OF PREFERRED STOCK	4
DESCRIPTION OF WARRANTS	5
DESCRIPTION OF UNITS	6
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	9

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $30,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and the related prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus, in the related prospectus supplement and in any document incorporated by reference into this prospectus. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the related prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “Pyramid Oil,” “we,” “us” and “our” refer to Pyramid Oil Company, a California corporation.

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PYRAMID OIL COMPANY

Since our incorporation on October 9, 1909, we have been engaged in the business of the exploration, development and production of crude oil and natural gas. We acquire interests in land and producing properties through acquisitions and leases and then drill and/or operate crude oil or natural gas wells in efforts to discover and produce oil and gas. Crude oil and natural gas produced from these properties are sold to various refineries and pipeline companies. The majority of the oil and gas properties that we own and operate are for our account. We also participate in joint ventures with other companies in the development of oil and gas properties.

Although we own some minor oil and gas interests in New York, Wyoming and Texas, all of our major revenue-producing properties are in California. During 2012, we operated 17 leases within California, 15 of which had total annual gross oil production exceeding 1,000 barrels per lease. During the fiscal year ended December 31, 2012, we had gross revenues of $4,995,327 and net income of $777,545. For the six months ended June 30, 2013, we had gross revenues of $2,162,212 and net income of $242,757.

Our principal executive offices are located at 2008 - 21st Street, Bakersfield, California 93302, and our telephone number is (661) 325-1000. Our website address is www.pyramidoil.com, although the information on our website is not deemed to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Factors that may cause actual events or results to differ from those discussed in the forward-looking statements include, without limitation, (1) our ability to identify, acquire and develop additional oil and gas properties, (2) fluctuations in the prices of oil and gas, (3) the effect of competition, (4) the effect of environmental regulations and other governmental regulation of oil and gas exploration and development, and (5) our ability to retain key members of management.

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USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes, including working capital, crude oil and natural gas exploration, development and production and other business opportunities. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately:

•	shares of our common stock, no par value;

•	shares of our preferred stock, no par value;

•	warrants to purchase our common stock and/or preferred stock; and

•	units consisting of our common stock, preferred stock and/or warrants in any combination.

The common stock, the preferred stock, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock. As of October 31, 2013, 4,688,085 shares of our common stock were outstanding and there were outstanding options to purchase 110,000 shares of our common stock.

The following summary describes certain provisions of our common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the California General Corporation Law and our articles of incorporation and bylaws.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders, provided that shareholders have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to shareholders upon our liquidation, dissolution or winding up. Common shareholders do not have preemptive rights to subscribe to any additional stock issuances by us, and neither the common shareholders nor we have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.

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The transfer agent and registrar of our common stock is Computershare Trust Company, N.A.; 250 Royall Street; Canton, Massachusetts 02021. Its telephone number is (800) 962-4284.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock. As of October 31, 2013, no shares of our preferred stock were outstanding and no options to purchase shares of our preferred stock were outstanding.

Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. The board of directors may exercise this authority without any further action by our shareholders.

Our board of directors will fix the rights, preferences, privileges and restrictions of the preferred stock of each series that we offer and sell under this prospectus in a certificate of determination to be filed with the California Secretary of State relating to each such series. The applicable prospectus supplement and certificate of determination will describe, to the extent applicable:

•	the title and stated value of such series;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period, payment date or dates and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or other market;

•	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges and restrictions regarding the preferred stock.

We believe that the power to issue preferred stock will provide our board of directors with flexibility in connection with certain possible corporate transactions. The issuance of preferred stock, however, could adversely affect the voting power of holders of our common stock, restrict their rights to receive payment upon liquidation, and have the effect of delaying, deferring or preventing a change in control which may be beneficial to our shareholders.

DESCRIPTION OF WARRANTS

We may offer, issue and sell warrants to purchase shares of our common stock and/or preferred stock. The warrants may be issued independently or as a part of units consisting of shares of our common stock and/or preferred stock and warrants to purchase additional shares of our common stock and/or preferred stock. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

The prospectus supplement will describe the following terms of warrants to purchase our common stock and/or preferred stock, to the extent applicable:

•	the title of the warrants;

•	the common stock and/or preferred stock for which the warrants are exercisable;

•	the price at which the warrants will be issued and the exercise price of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock and/or preferred stock that may be purchased upon the exercise of each warrant;

•	whether the warrants are being offered separately or as a part of units consisting of shares of our common stock and/or preferred stock and warrants to purchase additional shares of our common stock and/or preferred stock;

•	the terms of any right by us to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	the procedures for exercising the warrants;

•	the terms on which the warrants may be amended;

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•	the terms of any adjustments in the warrant exercise price and the number of shares of common stock and/or preferred stock purchasable upon the exercise of each warrant to be made in connection with certain events, including the issuance of a stock dividend to holders of common stock and/or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock and/or preferred stock;

•	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	the material United States income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase common stock and/or preferred stock will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may offer, issue and sell units that consist of shares of our common stock, shares of our preferred stock and/or warrants to purchase additional shares of our common stock and/or preferred stock. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one share of our common stock and one warrant to purchase one additional share of our common stock at a specified price. The holder of a unit will also hold each security that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our common stock, preferred stock and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

•	the price of each unit;

•	the securities comprising each unit;

•	the exercise price of the warrants comprising part of the units;

•	the aggregate number of units offered;

•	the number of shares of common stock and/or preferred stock that may be purchased upon the exercise of each warrant comprising part of a unit;

•	the terms of any right by us to redeem any of the securities comprising the units;

•	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

•	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

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•	the terms on which the units or warrants forming part of the units may be amended;

•	with respect to warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

•	the material United States income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities:

•	to or through underwriters, dealers or agents for resale to the public or to a limited number of purchasers;

•	directly to one or more purchasers; or

•	through a combination of these methods of sale.

The prospectus supplement will describe the terms of the offering, including the names of any underwriters, dealers or agents engaged by us, the purchase price of the securities and the net proceeds to be received by us.

The securities offered by us may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time.

If we utilize one or more dealers in the sale of the securities being offered by this prospectus, we will sell the securities to the dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

If we utilize one or more underwriters in the sale of the securities being offered by this prospectus, we may execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriters in the prospectus supplement which the managing underwriters will use to make resales of the securities to the public. The underwriters may agree to purchase the securities from us either on a firm commitment or best efforts basis. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the securities to or through dealers, and the underwriters may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will describe in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The prospectus supplement also will describe any over-allotment option under which the underwriters may purchase additional securities from us.

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Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to such liabilities.

All securities that we offer, other than our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market for such securities, but will not be obligated to do so and may discontinue any such market at any time. We cannot guarantee the liquidity of the trading market for any such securities.

To facilitate the offering of securities, any underwriters participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. These transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In such circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters who are qualified market makers on the NYSE MKT may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the period specified in Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Such passive market making may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market, and such passive market making may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain matters with respect to the securities covered by this prospectus.

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EXPERTS

Our financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Singer Lewak LLP, an independent registered public accounting firm, as stated in their report, which is included in such Annual Report on Form 10-K and also is incorporated into this prospectus by reference. Our financial statements are incorporated herein in reliance upon such report of SingerLewak LLP given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with the Exchange Act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the "Form S-3 Registration Statement"). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 29, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 14, 2013, and for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on April 2, 2013, May 15, 2013, June 10, 2013, August 15, 2013, October 4, 2013 and October 10, 2013, respectively;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 15, 2006, and any amendment or report subsequently filed for the purpose of updating such description; and

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•	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the Form S-3 Registration Statement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing with the SEC.

You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: Pyramid Oil Company; 2008 - 21st Street; Bakersfield, California 93302; (661) 325-1000.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into the Form S-3 Registration Statement. Any statement contained in the Form S-3 Registration Statement or in a document incorporated by reference into the Form S-3 Registration Statement will be deemed to be modified or superseded for purposes of the Form S-3 Registration Statement to the extent that a statement contained in the Form S-3 Registration Statement or in any other subsequently filed document that is incorporated by reference into the Form S-3 Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Form S-3 Registration Statement.

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$30,000,000

PYRAMID OIL COMPANY

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

               , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be paid by us, other than underwriting discounts and commissions, in connection with the offering of securities described in this registration statement.

Securities and Exchange Commission registration fee		$3,864
NYSE MKT listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*
Total	$	*

*	These expenses cannot currently be estimated because we have not yet determined the terms or amounts of any securities to be offered and sold under this registration statement or the number of offerings that will be made under this registration statement.

Item 15.	Indemnification of Directors and Officers.

Sections 204(a)(11) and 317 of the California General Corporation Law authorize us to indemnify, subject to the terms and conditions set forth therein, our directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts that they may incur in connection with pending, threatened or completed lawsuits and other proceedings that are based upon their service as our directors, officers, employees or other agents or that are based upon their service as directors, officers, employees or other agents of certain other specified entities. The California General Corporation Law also provides that we are entitled to purchase indemnification insurance on behalf of any such director, officer, employee or agent. Article Seventh of our articles of incorporation permits us to indemnify our directors, officers, employees and other agents in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law. Article V of our bylaws requires us to indemnify our directors and officers against such expenses, judgments, fines, settlements and other amounts to the maximum extent permitted by applicable law.

Article Seventh of our articles of incorporation eliminates the personal liability of our directors for monetary damages for breach of their duties as directors to the fullest extent permitted under California law. Section 204(a)(10) of the California General Corporation Law provides that this provision does not eliminate the liability of a director for specified acts such as (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which the director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (6) unlawful dividends, loans or stock repurchases.

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Item 16.	Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement between Pyramid Oil Company and one or more underwriters to be named.*

4.1	Restated Articles of Incorporation of Pyramid Oil Company (previously filed by the registrant on August 13, 2010 as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Pyramid Oil Company.**

4.3	Form of Common Stock Certificate.*

4.4	Form of Preferred Stock Certificate.*

4.5	Certificate of Determination regarding the rights, preferences, privileges and restrictions with respect to any preferred stock issued under this registration statement.*

4.6	Form of Warrant Agreement for Common Stock or Preferred Stock, including form of Warrant.*

4.7	Form of Unit Certificate.*

5.1	Opinion of TroyGould PC.**

23.1	Consent of SingerLewak LLP.**

23.2	Consent of TroyGould PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in Part II of this registration statement).

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed with this registration statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

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(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on November 1, 2013.

PYRAMID OIL COMPANY

By:	/s/ Michael D. Herman
Michael D. Herman
Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Michael D. Herman, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Herman	Chairman of the Board of Directors and Interim	November 1, 2013
Michael D. Herman	President and Chief Executive Officer (Principal Executive Officer)

/s/ Lee G. Christianson	Chief Financial Officer and Corporate Secretary	November 1, 2013
Lee G. Christianson	(Principal Financial and Accounting Officer)

/s/ Rick D. Kasch	Director	November 1, 2013
Rick D. Kasch

/s/ Gary L. Ronning	Director	November 1, 2013
Gary L. Ronning

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EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement between Pyramid Oil Company and one or more underwriters to be named.*

4.1	Restated Articles of Incorporation of Pyramid Oil Company (previously filed by the registrant on August 13, 2010 as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Pyramid Oil Company.**

4.3	Form of Common Stock Certificate.*

4.4	Form of Preferred Stock Certificate.*

4.5	Certificate of Determination regarding the rights, preferences, privileges and restrictions with respect to any preferred stock issued under this registration statement.*

4.6	Form of Warrant Agreement for Common Stock or Preferred Stock, including form of Warrant.*

4.7	Form of Unit Certificate.*

5.1	Opinion of TroyGould PC.**

23.1	Consent of SingerLewak LLP.**

23.2	Consent of TroyGould PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in Part II of this registration statement).

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed with this registration statement.

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